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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Amendment No. 3 to Form S-4, No. 333-101330) of URS Corporation for the registration of $200,000,000 of its 11 1/2% Senior Notes due 2009 and to the incorporation by reference therein of our report dated July 25, 2002, with respect to the consolidated financial statements of Lear Siegler Services, Inc. and Subsidiaries as of December 31, 2001 and for the year then ended included in URS Corporation's current report on Form 8-K/A filed on November 5, 2002, with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP


March 18, 2003

McLean, Virginia